EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-52782 of Duquesne Light Company on Form S-3, Registration Statement No. 33-63602 of Duquesne Light Company on Form S-3, Registration Statement No. 333-72408 of Duquesne Light Company on Form S-3, and Post Effective Amendment No. 1 to Registration Statement Nos. 33-53563 and 33-53563-01 of Duquesne Light Company on Form S-3 of our report dated March 5, 2004, appearing in the Annual Report on Form 10-K of Duquesne Light Company for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania

March 15, 2004